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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8/S-3 No. 333-______) pertaining to the 1999 Stock Plan of FreePC, Inc. and Subsidiary and to the incorporation by reference therein of our report dated January 14, 2000, with respect to the consolidated financial statements of FreePC, Inc. and Subsidiary included in eMachines, Inc.'s Form S-1 filed on March 24, 2000, as amended, for the year ended December 31, 1998 and 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
October 26, 2000